MASTER SECOND AMENDMENT TO THE

                           DEFERRED COMPENSATION AGREEMENTS

               This Master Second Amendment to the Deferred Compensation Agreements is entered into this 30th day of December, 1993, by Kash n' Karry Food Stores, Inc.

                                      BACKGROUND

               In December of 1989, Kash n' Karry Food Stores, Inc., a Delaware corporation (the "Company"), entered into those certain Deferred Compensation Agreements (collectively referred to as the "Agreements" and singularly referred to as "Agreement") with certain of its key employees (collectively referred to as "Key Employees" and singularly referred to as "Key Employee"). Under subparagraph 7.2 of each Agreement the Company reserved the right to amend the Plan with or without consent of the Employee. The Company in order to reward the past and future loyalty and valuable efforts of its Key Employees, and pursuant to such reserved amendment power, hereby amends the Agreements as set forth below.

                                        TERMS

               1. Paragraph 1.24 of the Agreement is hereby amended and restated in its entirety as follows:

                    1.24 "Vested" means that portion (as determined in accordance with the schedule set forth below) of the Company's Matching Allocations, and Income allocated thereto, allocated for the benefit of the Key Employee under the Plan, as set forth in the Key Employee's Account, that will be distributed to the Key Employee upon the occurrence of a Distribution Event:

                           Years of Service            Percentage

                           Less than 3                      0%
                           3 but less than 4               40%
                           4 but less than 5               80%
                           5 or more                      100%

               Notwithstanding any contrary provision of this Agreement, upon the Key Employee's Termination of Employment by reason of the Key Employee's death or Disability, upon a Change in Control, or upon the termination of this Agreement, the Key Employee shall be 100% vested in the aggregate amount of the Company's Matching Allocation, and Income allocated thereto, allocated for the benefit of the Key Employee under the Plan, as set forth in the Key Employee's Account.

               Notwithstanding any contrary provision of this Agreement, the Key Employee shall, at all times, be 100% vested in the aggregate amount of the Elective Deferred Compensation, and Income allocated thereto, allocated for the benefit of the Key Employee under the Plan, as set forth in the Key Employee's Account.

               2. A new paragraph 16 is hereby added to the Agreement and shall read in its entirety as follows:

                    16.  Limited Withdrawal Right Subject to
               Substantial Limitation. Notwithstanding any contrary provision of this Agreement, prior to the occurrence of a Distribution Event the Key Employee shall have the right to make an election to receive a distribution equal to ninety percent (90%) of the Key Employee's Benefit. The election shall be effective, and the amount of such Benefit shall be determined, on the date that the election is received by the Plan Administrator (the "Withdrawal Election Date"). The other ten percent (10%) of the Key Employee's Benefit shall be forfeited and lost by the Key Employee. In addition, the portion of the Key Employee's Matching Allocation, and the Income allocable thereto, that is not Vested on the Withdrawal Election Date shall also be forfeited and lost by the Key Employee. If the Key Employee elects to receive a distribution under this paragraph 16, then the Key Employee shall not be eligible to again participate in the Plan until the beginning of the first Plan Year that follows the one year anniversary of the Withdrawal Election Date. The Key Employee shall make an election to receive a distribution under this paragraph 16 by delivering a written statement signed and dated by the Key Employee to the Plan Administrator. The Company shall pay the ninety percent amount (90%) of the Key Employee's Benefit, less all deductions required by law, to the Key Employee not less than sixty (60) days after the Withdrawal Election Date by either hand delivery to the Key Employee at the Company's office or delivery in accordance with paragraph 15.5 of the Agreement.


               3. Unless otherwise provided under this Amendment, the capitalized terms used herein shall have the meanings ascribed to them under the Agreement.

               4. Except as hereinabove amended, the Company does hereby republish and affirm all provisions of the Agreements.

                    IN WITNESS WHEREOF, the Company has executed this Master Second Amendment on this 30th day of December, 1993.



          ATTEST:                            KASH N' KARRY FOOD STORES,
          INC.


          /S/ Richard D. Coleman        By: /S/ Ronald J. Floto
          Secretary
                                                Its: CEO


          4/c:/mdm/pp/K6727-3nd.AMD